NEWS RELEASE

Construction Partners, Inc. Announces
Fiscal 2019 First Quarter Results
Company Confirms Fiscal Year 2019 Growth Outlook

DOTHAN, AL, February 11, 2019 - Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its first fiscal quarter ended December 31, 2018.

Key Metrics: Fiscal 2019 First Quarter Compared to Fiscal 2018 First Quarter

•	Revenue was $154.3 million, up 2.6%

•	Gross profit was $21.1 million, down 7.3%

•	Net income was $5.2 million, down 53.1%

•	Earnings per share were $0.10, down from $0.26

•	Adjusted EBITDA was $14.7 million, down 10.9%

Charles E. Owens, the Company’s President and Chief Executive Officer, stated, “During our fiscal first quarter, our construction projects generally met gross profit percentage expectations, despite delays related to Hurricane Michael in October and sustained rainfall experienced in many of our markets in November and December. Weather improved in January across our markets, allowing for increased productivity. We are confirming our growth outlook for 2019.”

“Historically, forty percent of our annual revenue comes in the first half of our fiscal year, which is seasonally slower than the second half of our fiscal year due to normal weather patterns, shorter workdays and other factors,” continued Owens. “We anticipate that our gross profit percentage will increase during future quarters as our fixed costs are allocated over a larger revenue base due to higher production at our hot mix asphalt plants and increased utilization of equipment.”

The Company maintains a strong construction project backlog that it will complete during the remaining three quarters of the fiscal year. At December 31, 2018, the Company’s backlog was $575.2 million. Of this amount, $459.0 million is expected to be completed during the 2019 fiscal year, which represents a higher percentage of revenue to be completed during the fiscal year than at the same time last year. In addition, opportunities for future projects in the Company’s markets remain favorable, as the Company will bid on a number of construction projects that it would expect to complete both during the current fiscal year and beyond.

“We are proud of our team, and they are focused on executing efficiently on the increased workload that we have in place for the remainder of this fiscal year while continuing to build backlog for future years,” said Owens.

_____________________

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this news release.

Fiscal Year 2019 Outlook

The Company confirms its outlook for fiscal year 2019 with regard to revenue, net income and Adjusted EBITDA, as follows:

•	Revenue of $760.0 million to $810.0 million, compared to $680.1 million reported in FY 2018

•	Net income of $38.0 million to $43.0 million, compared to $50.8 million reported in FY 2018 (inclusive of a non-recurring $10.6 million after-tax settlement during FY 2018)

•	Adjusted EBITDA (1) of $85.0 million to $91.5 million, compared to $75.5 million reported in FY 2018

The fiscal year 2019 outlook does not take into account any future acquisitions or greenfield expansions that may occur during the year. The outlook also does not include the potential impact of any new federal or state infrastructure or highway-related legislation that could be passed in 2019.

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “The fundamentals of our model are strong and are supported by positive trends throughout our markets. Our outlook for fiscal year 2019 reflects our confidence in our proven strategy to generate annual revenue growth in single to low double digits, while delivering consistent double-digit adjusted EBITDA margins. We believe that the Company represents a compelling investment based on our solid track record of results and vertically integrated operations.”

Conference Call

The Company will conduct a conference call on Tuesday, February 12, 2019 at 10:00 a.m. Central Time to discuss financial and operating results for the fiscal first quarter ended December 31, 2018. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 19, 2019 by calling (201) 612-7415 and using passcode 13686668#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at http://ir.constructionpartners.net.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 30 hot mix asphalt plants and nine aggregate facilities. Publicly funded projects include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2018	2017
Revenues	$154,327	$150,421
Cost of revenues	133,199	127,623
Gross profit	21,128	22,798
General and administrative expenses	(14,431)	(12,426)
Gain on sale of equipment, net	334	145
Operating income	7,031	10,517
Interest expense, net	(515)	(297)
Other expense	(17)	(21)
Income before provision (benefit) for income taxes and earnings from investment in joint venture	6,499	10,199
Provision (benefit) for income taxes	1,651	(797)
Earnings from investment in joint venture	306	—
Net income	$5,154	$10,996

Net income per share attributable to common stockholders:
Basic and diluted	$0.10	$0.26

Weighted average number of common shares outstanding:
Basic and diluted	51,414,619	41,691,541

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2018	September 30, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,567	$99,137
Contracts receivable including retainage, net	93,972	120,291
Costs and estimated earnings in excess of billings on uncompleted contracts	10,192	9,334
Inventories	28,538	24,556
Prepaid expenses and other current assets	16,414	14,137
Total current assets	240,683	267,455

Property, plant and equipment, net	178,972	178,692
Goodwill	32,919	32,919
Intangible assets, net	3,521	3,735
Investment in joint venture	165	1,659
Other assets	9,972	10,270
Deferred income taxes, net	1,580	1,580
Total assets	$467,812	$496,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,220	$63,510
Billings in excess of costs and estimated earnings on uncompleted contracts	39,471	38,738
Current maturities of debt	14,836	14,773
Accrued expenses and other current liabilities	12,118	17,520
Total current liabilities	104,645	134,541

Long-term liabilities:
Long-term debt, net of current maturities	44,368	48,115
Deferred income taxes, net	8,890	8,890
Other long-term liabilities	5,286	5,295
Total long-term liabilities	58,544	62,300
Total liabilities	163,189	196,841

	December 31, 2018	September 30, 2018
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2018 and September 30, 2018	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 11,950,000 issued and outstanding at December 31, 2018 and September 30, 2018	12	12
Class B common stock, par value $0.001; 100,000,000 shares authorized, 42,387,571 issued and 39,464,619 outstanding at December 31, 2018 and September 30, 2018	42	42
Additional paid-in capital	242,493	242,493
Treasury stock, at cost	(15,603)	(15,603)
Retained earnings	77,679	72,525
Total stockholders’ equity	304,623	299,469
Total liabilities and stockholders’ equity	$467,812	$496,310

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$5,154	$10,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	7,138	5,675
Amortization of deferred debt issuance costs and debt discount	27	19
Loss on extinguishment of debt	—	—
Provision for bad debt	145	145
Gain on sale of equipment	(334)	(145)
Earnings from investment in joint venture	(306)	—
Deferred income taxes	—	(3,470)
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	26,174	25,479
Costs and estimated earnings in excess of billings on uncompleted contracts	(858)	(2,466)
Inventories	(3,982)	(706)
Other current assets	(2,277)	(2,600)
Other assets	298	(549)
Accounts payable	(25,290)	(11,268)
Billings in excess of costs and estimated earnings on uncompleted contracts	733	4,599
Accrued expenses and other current liabilities	(5,402)	(6,214)
Other long-term liabilities	(9)	(5)
Net cash provided by operating activities	1,211	19,490
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,406)	(9,509)
Proceeds from sale of equipment	536	191
Distributions received from investment in joint venture	1,800	—
Net cash used in investing activities	(5,070)	(9,318)
Cash flows from financing activities:
Repayments on revolving credit facility	—	(5,000)
Repayments of long-term debt	(3,711)	(2,500)
Net cash used in financing activities	(3,711)	(7,500)
Net change in cash and cash equivalents	(7,570)	2,672
Cash and cash equivalents:
Beginning of period	99,137	27,547
End of period	$91,567	$30,219

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense and (v) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that has not, and is not expected to, recur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.
Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended December 31, 2018 and 2017
(unaudited, in thousands, except percentages)

	For the Three Months Ended
	December 31,
	2018	2017
Net income	$5,154	$10,996
Interest expense, net	515	297
Provision (benefit) for income taxes	1,651	(797)
Depreciation, depletion and amortization of long-lived assets	7,138	5,675
Management fees and expenses (1)	254	340
Adjusted EBITDA	$14,712	$16,511
Revenues	$154,327	$150,421
Adjusted EBITDA Margin	9.5%	11.0%

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, using the high and low ends of the Company’s Adjusted EBITDA range (unaudited, in thousands):
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2019 Outlook
(unaudited, in thousands)

	For the fiscal year ending
	September 30, 2019
	Low	High
Net income	$38,000	$43,000
Interest expense, net	1,400	1,400
Provision for income taxes	12,800	14,300
Depreciation, depletion and amortization	31,400	31,400
Management fees and expenses (1)	1,400	1,400
Adjusted EBITDA	$85,000	$91,500

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.